EXHIBIT 1

SFBC International, Inc.

3,500,000 Shares

Common Stock
($0.001 Par Value)

UNDERWRITING AGREEMENT

March [   ], 2005

UNDERWRITING AGREEMENT

March [   ], 2005

UBS Securities LLC
Jefferies & Company, Inc.

     [As Representatives
     of the Several Underwriters]

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

          SFBC International, Inc., a Delaware corporation (the “Company”), proposes to issue and sell, and the persons named in Schedule A annexed hereto as selling stockholders (the “Selling Stockholders”) propose to sell, to the underwriters named in Schedule B annexed hereto (the “Underwriters”), [for whom you are acting as representatives,] an aggregate of 3,500,000 shares (the “Firm Shares”) of Common Stock, $0.001 par value (the “Common Stock”), of the Company, of which 3,078,000 shares are to be issued and sold by the Company and an aggregate of 422,000 shares are to be sold by the Selling Stockholders in the respective amounts set forth under the caption “Firm Shares” in Schedule A annexed hereto. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 525,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

          The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-122634) including a prospectus, relating to the Shares, which incorporates by reference documents (the “Incorporated Documents”) which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each thereof, including the Incorporated Documents, being herein called a “Preliminary Prospectus”) relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement,” and the prospectus, including all Incorporated Documents, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.” Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement, or the Prospectus, as the case may be, deemed to be incorporated therein by reference. As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading.

         The Company, the Selling Stockholders and the Underwriters agree as follows:

     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company and each of the Selling Stockholders, severally and not jointly, agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder the respective number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by the Company or by such Selling Stockholders, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule B attached hereto, subject to adjustment in accordance with Section 9 hereof, bears to the total number of Firm Shares, in each case at a purchase price of $[   ] per Share. The Company and each Selling Stockholder is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares in the United States as soon after the effective date of the Registration Statement as in your judgment is advisable, (ii) to offer the Firm Shares in certain foreign jurisdictions, including the Provinces of Ontario and Quebec, on a private placement basis pursuant to exemptions from the prospectus requirements of such jurisdictions and (iii) initially to offer the Firm Shares at a public offering price of $[   ] per share upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

          In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Stockholders for the Firm Shares. This option may be exercised by UBS Securities LLC (“UBS”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be (i) earlier than (a) the time of purchase (as defined below) or (b) the second business day after the date on which the option shall have been exercised, or (ii) later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule B attached hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 9 hereof.

          Pursuant to powers of attorney, which shall be satisfactory to counsel for the Underwriters, granted by each Selling Stockholder, Lisa Krinsky, M.D. and Arnold Hantman — pls confirm will act as representatives of the Selling Stockholders. The foregoing representatives (the “Representatives of the Selling Stockholders”) are authorized, on behalf of each Selling Stockholder, to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by each Selling Stockholder, to make delivery of the certificates of such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses, if any, to be borne by each Selling Stockholder in connection with the sale and public offering of the Shares, to distribute the balance of such proceeds to each Selling Stockholder in proportion to the number of Shares sold by each Selling Stockholder, to receive notices on behalf of each Selling Stockholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

     2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company and each of the Selling Stockholders by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on March [ ], 2005 (unless another date, time or place shall be agreed to in writing by you, the Company and the Representatives of the Selling Stockholders or unless postponed in accordance with the provisions of Section 9 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

          Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

          Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Shares shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

     3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

     (a) The Registration Statement has been declared effective by the Commission under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Act and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not, as of the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies as of the time of execution of this Agreement and will comply at the time of purchase and any additional time of purchase in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-3 have been satisfied; the Registration Statement did not when it became effective, does not at the time of execution of this Agreement and will not at the time of purchase and any additional time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in any Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in any Preliminary Prospectus, the Registration Statement or the Prospectus; the Incorporated Documents in each of any Preliminary Prospectus, the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, any Preliminary Prospectus and the Prospectus;

     (b) as of the date of this Agreement the Company has, and as of the time of purchase and any additional time of purchase the Company will have, an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled “Capitalization” and as of the date hereof, and as of the time of purchase and the additional time of purchase, as the case may be, there shall not have been any changes after [March [  ], 2005] in the Company’s outstanding capitalization, except for the issuance of Common Stock upon exercise of stock options disclosed as outstanding or existing as of such date in the Registration Statement and the Prospectus and the issuance of Common Stock upon conversion of the Company’s 2.25% convertible senior notes due 2024 (the “Notes”); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

     (c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in each of the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares to be issued, sold and delivered by the Company as contemplated herein;

     (d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on (i) the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole or on (ii) the ability of the Company and the Selling Stockholders to consummate the transactions contemplated by this Agreement (the occurrence of (i) or (ii), a “Material Adverse Effect”);

     (e) the Company has no subsidiaries (as defined under the Exchange Act) other than those listed on Schedule C annexed hereto (collectively, the “Subsidiaries”); the Company, directly or indirectly, owns 100% of the issued and outstanding capital stock or membership interests of each of the Subsidiaries, other than SFBC Anapharm Europe S.L., in which the

Company indirectly owns a 49% ownership interest therein, and PharmaNet AG, PharmaNet (Asia) AG, PharmaNet Pty. Limited, PharmaNet B.V.B.A., PharmaNet Ltd., PharmaNet (Hong Kong) Limited and PharmaNet SRL, in each of which third parties have a de minimus interest as required by local law in their respective jurisdictions of organization (as disclosed in Schedule C attached hereto); other than the capital stock and membership interests of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates and articles of incorporation and the bylaws and similar organizational documents of the Company and each Subsidiary and all amendments thereto have been made available to you, and except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or after the date hereof and on or before the time of purchase or, if later, the additional time of purchase; each Subsidiary has been duly incorporated or organized and is validly existing as a corporation or entity active or in good standing under the laws of the jurisdiction of its incorporation or organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation or entity and is active or in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and active or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock and membership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise described in this Section 3(e) or in the Registration Statement and Prospectus) are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

     (f) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

     (g) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in each of the Registration Statement and the Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

     (h) this Agreement has been duly authorized, executed and delivered by the Company;

     (i) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its respective certificates or articles of incorporation or bylaws or similar organizational documents or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or regulation of the Nasdaq Stock Market, Inc. (“NASDAQ

National Market”), or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except in the case of clause (B) for such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the (X) certificates or articles of incorporation or bylaws or similar organizational documents of the Company or any of the Subsidiaries, or (Y) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (Z) any federal, state, local or foreign law, regulation or rule, or regulation of the NASDAQ National Market, or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except in the case of clause (Y) for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

     (j) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with the NASDAQ National Market, or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than (i) registration of the Shares under the Act, which has been or will be effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the Corporate Financing Rules of the National Association of Securities Dealers (“NASD”) and (iii) the listing of the Shares on the NASDAQ National Market;

     (k) except as set forth in each of the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; except as described in each of the Registration Statement and the Prospectus and except for the right of American Fronteer Financial Corporation, whose rights have been complied with, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

     (l) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the absence of such license, authorization, consent, approval or filing would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

     (m) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in each of the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

     (n) except as described in each of the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers (in their respective capacities as such) is a party or of which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect;

     (o) Grant Thornton LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of each of the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Act and by the Public Company Accounting Oversight Board;

     (p) Each of Grant Thornton LLP and PricewaterhouseCoopers LLP, whose reports on the consolidated financial statements of PharmaNet, Inc. (“PharmaNet”) are filed with the Commission as part of the each of the Registration Statement and the Prospectus, are independent registered public accounting firms with respect to PharmaNet as required by the Act and by the Public Company Accounting Oversight Board;

     (q) the audited financial statements of the Company included in each of the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance in all material respects with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; the audited financial statements of PharmaNet included in each of the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of PharmaNet as of the dates indicated and the consolidated results of operations and cash flows of PharmaNet for the periods specified and have been prepared in compliance in all material respects with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements and data included in each of the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Act and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in each of the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not included as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in each of the Registration Statement and the Prospectus; and all disclosures contained in each of the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

     (r) subsequent to the time of execution of this Agreement or, if earlier, the respective dates as of which information is given in each of the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary, except for the issuance of an immaterial number of shares of Common Stock upon the exercise of stock options disclosed as outstanding in the Registration Statement and the Prospectus, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary;

     (s) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of the Selling Stockholders and each of the Company’s directors and officers named on Schedule D annexed hereto;

     (t) neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

     (u) the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in each of the Registration Statement and the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except as are described in each of the Registration Statement and the Prospectus or except as would not, individually or in the aggregate, have a Material Adverse Effect; all the property described in each of the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

     (v) the Company and the Subsidiaries own, or possess licenses or other rights under, all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, licenses, inventions, trade secrets, technology and know-how (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses or described in each of the Registration Statement and the Prospectus as being owned or licensed by them, except insofar as the failure to so own or possess any such license or right would not, individually or in the aggregate, have a Material Adverse Effect; other than licensees or licensors thereof and except as described in the Registration Statement and Prospectus, the Company is not aware of any rights of third parties to any such Intellectual Property, except as described in each of the Registration Statement and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect; the Company is not aware of any infringement by third parties of any Intellectual Property, except as described in each of the Registration Statement and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of the Company or any Subsidiary’s rights in or to any such Intellectual Property, except as described in each of the Registration Statement and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in each of the Registration Statement and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others that the Company or any Subsidiary is infringing or otherwise violating intellectual property rights of others;

     (w) except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board or any similar body, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries, except as disclosed in the Registration Statement and the Prospectus and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder, or any similar law, concerning the employees of the Company or any of the Subsidiaries;

     (x) the Company and the Subsidiaries and their respective properties, assets and operations are each in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is, to its knowledge, the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to its knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or, to its knowledge, threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or, to its knowledge, threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

     (y) in the ordinary course of its business, the Company and each of the Subsidiaries conducts from time to time reviews of the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

     (z) all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

     (aa) the Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase; neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires;

     (bb) neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in each of the Registration Statement and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

     (cc) except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement except, in each case, for terminations or non-renewals which would not, individually or in the aggregate, have a Material Adverse Effect;

     (dd) the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

     (ee) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities; such disclosure controls and procedures and internal control over financial reporting are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officer (or its equivalents) and principal financial officer (or its equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct in all material respects; and the Company, the Subsidiaries and the Company’s directors and executive officers are each in compliance with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NASDAQ National Market promulgated thereunder;

     (ff) the Company has made available to you true, correct, and complete copies of all material documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any Subsidiary to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002, in each case, in violation of applicable law;

     (gg) all statistical and market-related data included in each of the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

     (hh) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

     (ii) the Company is in compliance in all material respects with the Marketplace Rules of the NASDAQ National Market, including, without limitation, the requirements for continued designation of the Common Stock as a NASDAQ National Market security, and there are no actions, suits or proceedings pending, or, to the Company’s knowledge, threatened or contemplated, and the Company has not received any notice from the NASDAQ National Market, regarding the revocation of such listing or otherwise regarding the delisting of shares of Common Stock from the NASDAQ National Market;

     (jj) except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by any of the Registration Statement or the Prospectus;

     (kk) neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

     (ll) to the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, or any of the Selling Stockholders, except as set forth in each of the Registration Statement and the Prospectus; and

     (mm) no securities commission, stock exchange or similar regulatory authority in the United States has issued any order preventing or suspending trading of any securities of the Company and no such proceeding is, to the knowledge of the Company, pending, contemplated or threatened.

          In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

     4. Representations and Warranties of the Selling Stockholders.

          (a) Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter, that:

     (i) such Selling Stockholder now is the lawful owner of the number of Shares, or stock options exercisable for the number of Shares, to be sold by such Selling Stockholder pursuant to this Agreement and, at the time of delivery of such Shares (whether the time of purchase or additional time of purchase, as the case may be) will be, the lawful owner of the number of Shares to be sold by such Selling Stockholder pursuant to this Agreement; such Selling Stockholder now has valid and marketable title to such Shares or stock options exercisable for such Shares and, at the time of delivery thereof, will have valid and marketable title to such Shares, and upon delivery of and payment for such Shares (whether at the time of purchase or the additional time of purchase, as the case may be), the Underwriters will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

     (ii) such Selling Stockholder has and at the time of delivery of such Shares (whether the time of purchase or additional time of purchase, as the case may be) will have, full legal right, power and capacity, and any approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement;

     (iii) this Agreement and the Custody Agreement between Harris Cramer LLP, as custodian, and such Selling Stockholder (each such agreement, a “Custody Agreement” and, collectively, the “Custody Agreements”) have been duly executed and delivered by such Selling Stockholder and when executed and delivered by the other parties thereto each will be a legal, valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity;

     (iv) when the Registration Statement becomes effective and at all times subsequent thereto through the latest of the time of purchase, additional time of purchase or the termination of the offering of the Shares, each of the Registration Statement and the Prospectus will not contain an untrue statement of a material fact omit to state a material fact necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading;

     (v) such Selling Stockholder has duly and irrevocably authorized the Representatives of the Selling Stockholders, on behalf of such Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by such Selling Stockholder and receive payment therefor pursuant hereto;

     (vi) the sale of such Selling Stockholder’s Shares pursuant to this Agreement is not prompted by any information concerning the Company which is not set forth in the Prospectus;

     (vii) such Selling Stockholder has not taken any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

     (viii) there are no affiliations or associations between any member of the NASD and such Selling Stockholder, except as set forth in each of the Registration Statement and the Prospectus;

     (ix) other than as permitted by the Act, such Selling Stockholder has not distributed, nor will such Selling Stockholder distribute, any prospectus or other offering material in connection with the offering and sale of the Shares;

     (x) at the time of purchase, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the several Underwriters hereunder will have been fully paid or provided for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with; and

     (xi) the execution, delivery and performance of this Agreement, the sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (A) any contract or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any of the Selling Stockholder’s properties may be bound or affected, or (B) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Selling Stockholder, except in the case of clause (A) for such conflicts, breaches, violations or defaults as would not have a material adverse effect on the Selling Stockholder’s ability to consummate the transactions contemplated hereby.

             In addition, any certificate signed by such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

     (b) Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter that each Preliminary Prospectus, at the time of filing thereof, and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such Selling Stockholder makes no warranty or representation with respect to any statement contained in the Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus.

     5. Certain Covenants.

     (a) The Company hereby agrees:

     (i) to make all necessary filings in connection with the sale of Shares and to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process or to subject itself to continuing taxation under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

     (ii) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

     (iii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

     (iv) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

     (v) subject to Section 5(a)(iv) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing (other than any such reports and statements that are filed with the Commission electronically via EDGAR or any successor system);

     (vi) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

     (vii) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(a)(iv) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

     (viii) to make generally available to its security holders, and to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than May 5, 2006;

     (ix) to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders’ equity and cash flow of the Company and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

     (x) to furnish to you 3 copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

     (xi) to furnish to you promptly and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-KSB, 10-Q, 10-QSB and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries, except, in each case, such documents, reports or filings that are publicly available without charge from the SEC’s website via EDGAR or any successor system;

     (xii) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accounting firm, as stated in their letter to be furnished pursuant to Section 7(e) hereof;

     (xiii) upon your written request, the Company shall (i) furnish to UBS a certification, as contemplated by and in compliance with Treasury regulations Section 1.897-2(h), that as of any Closing Date (or such other date as may be specified in such request), the Shares are not United States real property interests as defined in Section 897(c)(1) of the Code, (ii) file such certification with the Internal Revenue Services in the manner and within the time period specified in Treasury regulations Section 1.897-2(h) and (iii) promptly after such filing, furnish proof of such filing to UBS;

     (xiv) to apply the net proceeds to the Company from the sale of the Shares sold by the Company in the manner set forth under the caption “Use of proceeds” in the Prospectus;

     (xv) not to issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of UBS, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, including, as applicable, the issuance of such number of shares of Common Stock upon the exercise of options as is necessary for a Selling Stockholder to acquire the number of shares of Common Stock, as set forth opposite the name of such Selling Stockholder in Schedule A hereto, to be sold by such Selling Stockholder to the Underwriters in the Offering, (iii) the issuance of employee or director stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus, (iv) the issuance of shares of Common Stock upon conversion of outstanding Notes, (v) the issuance of restricted stock awards to employees of the Company and its subsidiaries and directors, provided that such awards subject to the Lock-Up Period are issued in accordance with the terms of the Company’s 1999 Stock Plan and are approved by the Company’s compensation committee, (vi) the issuance of shares of Common Stock in accordance with the terms of the Company’s 2004 Employee Stock Purchase Plan, provided that such shares are subject to the Lock-Up Period and (vii) the filing of prospectus supplements and the filing and declaration of effectiveness of post-effective amendments to the resale registration statements relating to the Notes; provided, however, if (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90 -day period, the restrictions imposed by this section shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, that this paragraph will not apply if (i) the safe harbor provided by Rule 139 under the Act is available in the manner contemplated by Rule 2711(f)(4) of the NASD; and (ii) within the 3 business days preceding the 15th calendar day before the last day of the Lock-Up Period, the Company delivers (in accordance with Section 12) to UBS a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are “actively traded securities,” within the meaning of Rule 2711(f)(4) of the NASD.

     (xvi) so long as the Company is publicly held, to use its reasonable best efforts to cause the Common Stock to be listed for quotation on the NASDAQ National Market or the New York Stock Exchange or a comparable automated quotation system or national securities exchange;

     (xvii) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock;

     (xviii) to, at all times prior to the completion of the offering and sale of the Shares allow, or take such actions as are necessary to facilitate, the Underwriters and their representatives to conduct all due diligence on the Company and the Shares which the Underwriters may reasonably require; and

     (xix) to fulfill, or cause to be fulfilled, all legal requirements to permit the offering, creation, issuance, sale and distribution of the Shares.

     (b) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs, expenses, fees and taxes (other than any fees and disbursements of counsel for the Underwriters, except as set forth under Section 6 hereof or (iii) or (iv) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issuance, sale and delivery of the Shares by the Company and the Selling Stockholders, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any agreement among Underwriters, any dealer agreements, any Custody Agreement, any powers of attorney and any closing documents (including any compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state and foreign laws and the determination of their eligibility for investment under state and foreign laws as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters incurred in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ National Market and any registration thereof under the Exchange Act, (vi) the filing for review of the public offering of the Shares by the NASD, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters incurred in connection therewith, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) the performance of the Company’s and the Selling Stockholders’ other obligations hereunder.

     6. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company and the Selling Stockholders jointly and severally agree that they shall, in addition to paying the amounts described in Section 5(b) hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses incurred by them in connection with the transactions contemplated by this Agreement, including the reasonable fees and disbursements of their counsel; provided, however, that the

Company shall not be responsible for any such reimbursement in the event this Agreement is terminated for the reasons described in clauses (y)(i), (y)(iii), (y)(iv) and (y)(v) of the second paragraph in Section 8 hereof.

     7. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and each of the Selling Stockholders of its obligations hereunder and to the following additional conditions precedent:

     (a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, substantially in the form attached hereto as Exhibit B.

     (b) The Company and Selling Stockholders shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Harris Cramer LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, substantially in the form attached hereto as Exhibit C.

     (c) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Osler, Hoskin & Harcourt, L.L.P., Canadian counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, substantially in the form attached hereto as Exhibit D.

     (d) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Buchanan Ingersoll PC, regulatory counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, substantially in the form attached hereto as Exhibit E.

     (e) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Rinderknecht, Klein & Stadelhofer, Swiss counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, substantially in the form attached hereto as Exhibit F.

     (f) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Taylor Wessing, U.K. counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, substantially in the form attached hereto as Exhibit G.

     (g) You shall have received from each of Grant Thornton LLP and Kaufman, Rossin & Co. letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS.

     (h) You shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS.

     (i) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to you.

     (j) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

     (k) The Registration Statement shall become effective not later than 5:30 P.M. New York City time on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on or prior to the second full business day after the date of this Agreement.

     (l) At the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     (m) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (A) no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known and (B) no transaction which is material and adverse to the Company has been entered into by the Company or any of the Subsidiaries.

     (n) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Financial Officer and the President and Chief Executive Officer of PharmaNet, Inc., dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit H hereto.

     (o) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit I hereto.

     (p) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit J hereto, respecting the Company’s compliance, both prior to and after giving effect to the transactions contemplated hereby, with the financial covenants set forth in (i) the Company’s Credit Agreement, described in the Registration Statement and Prospectus, with UBS Securities LLC, (ii) the Indenture dated August 11, 2004 relating to the Company’s Notes and (iii) certain other agreements and instruments respecting outstanding indebtedness of the Company and the Subsidiaries.

     (q) You shall have received signed Lock-Up Agreements referred to in Section 3(s) hereof.

     (r) The Selling Stockholders will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you certificates of the Selling Stockholders, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit K hereto, to the effect that the representations and the warranties of the Selling Stockholders as set forth in this Agreement are true and correct as of each such date.

     (s) The Company and the Selling Stockholders shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

     (t) The Shares shall have been approved for quotation on the NASDAQ National Market, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

     (u) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, each of the Selling Stockholders shall have delivered to the Underwriters prior to or at the time of purchase and, if applicable, at the additional time of purchase a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     (v) Between the time of execution of this Agreement and the time of purchase or additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

     8. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

          The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS or any group of Underwriters (which may include UBS) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this

Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company and the Subsidiaries taken as a whole, which would, in UBS’ judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ National Market; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS’ judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

          If UBS or any group of Underwriters elects to terminate this Agreement as provided in this Section 8, the Company, the Representatives of the Selling Stockholders and each other Underwriter shall be notified promptly in writing.

          If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholders, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Stockholders, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(b), 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company and the Selling Stockholders under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

     9. Increase in Underwriters’ Commitments. Subject to Sections 7 and 8 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule B.

          Without relieving any defaulting Underwriter from its obligations hereunder, the Company and each of the Selling Stockholders agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

          If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

          The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule B.

          If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. Indemnity and Contribution.

     (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they are made) not misleading, except, in each case, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information (in the case of the Prospectus, in light of the circumstances under which they are made) not misleading, (ii) any untrue statement or alleged untrue statement made by the

Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares; provided, that with respect to any untrue statement or omission of a material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 10(a) shall not inure to the benefit of any Underwriter (or its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of the foregoing persons), from whom the person asserting any such loss, claim, damage or liability purchased Shares, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Underwriters in sufficient quantities and in a timely manner so as to permit delivery of the Prospectus to such person, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus.

     (b) Each Selling Stockholder agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they are made) not misleading; or (ii) any untrue statement or alleged untrue statement made by such Selling Stockholder in Section 4 hereof or the failure by such Selling Stockholder to perform when and as required any agreement or covenant contained herein; provided, however, that the indemnity agreement contained in Section 10(b)(i) hereof shall not inure to the benefit of any Underwriter (or its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of the foregoing persons), insofar as any such loss, damage, expense, liability or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or (B) any omission or alleged omission to state a material fact in connection with such information required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they are made) not misleading; provided, further, that with respect to any untrue statement or omission of a material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 10(b) shall not inure to the benefit of any Underwriter (or its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of the foregoing persons), from whom the person asserting any such loss, claim, damage or liability purchased Shares, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Underwriters in sufficient quantities and in a timely manner so as to permit delivery of the Prospectus to such person, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus, and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus. No Selling Stockholder shall be liable under this Section 10(b) in an amount in excess of the net proceeds received by such Selling Stockholder from the sale of such Shares by such Selling Stockholder pursuant to this Agreement.

     (c) If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or any Selling Stockholder pursuant to Section 10(a) or (b) hereof, such Underwriter or such person shall promptly notify the Company and the Representatives of the Selling Stockholders in writing of the institution of such Proceeding and the Company or such Selling Stockholder, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or the Representative of the Selling Stockholders shall not relieve the Company or such Selling Stockholder from any liability which the Company or such Selling Stockholder may have to any Underwriter or any such person or otherwise, unless materially prejudiced by such delay and then only to the extent of the prejudice. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company or such Selling Stockholder in connection with the defense of such Proceeding or the Company or such Selling Stockholder shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company or such Selling Stockholder (in which case the Company or such Selling Stockholder shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or such Selling Stockholder and paid as incurred (it being understood, however, that the Company or such Selling Stockholder shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company or such Selling Stockholder shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company or such Selling Stockholder, the Company or such Selling Stockholder agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, which such consent shall not be unreasonably withheld, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

     (d) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Stockholder and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, any Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement or in a Prospectus or any amendment or supplement to either thereof, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they are made) not misleading.

     (e) If any Proceeding is brought against the Company, any Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to Section 10(d) hereof, the Company, any Selling Stockholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, any Selling Stockholder or any such person or otherwise, unless materially prejudiced by such delay and then only to the extent of the prejudice. The Company, any Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, any Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, any Selling Stockholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, which such consent shall not be unreasonably withheld, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

     (f) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a), (b) or (d) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and/or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

     (g) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (f) above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

     (h) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, any Selling Stockholder or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, each of the Selling Stockholders and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

     11. Information Furnished by the Underwriters. The statements set forth in the fourth and fifth paragraphs, the eighth paragraph (which is the first paragraph under the heading “Commissions and Discounts”) and the thirteenth, fourteenth, fifteenth, sixteenth, seventeenth, eighteenth and nineteenth paragraphs (which are all paragraphs under the heading “Price Stabilization, Short Positions”) under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 10 hereof.

     12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department, Facsimile: (212) 713-3460; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 11190 Biscayne Blvd., Miami, Florida 33181, Attention: Arnold Hantman, Chief Executive Officer, Facsimile: (305) 895-4204; and if to the Selling Stockholders, shall be sufficient in all respects if delivered or sent to the Representatives of the Selling Stockholders at 11190 Biscayne Blvd., Miami, Florida 33181, Attention: Arnold Hantman, Chief Executive Officer, Facsimile: (305) 895-4204.

     13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company and each of the

Selling Stockholders hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS or any indemnified party. Each of UBS, the Selling Stockholders and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and each of the Selling Stockholders agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Selling Stockholder and may be enforced in any other courts to the jurisdiction of which the Company or the Selling Stockholder is or may be subject, by suit upon such judgment.

     15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Selling Stockholders and the Company and to the extent provided in Section 10 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

     17. Successors and Assigns. This Agreement shall be binding upon the Underwriters, each of the Selling Stockholders and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s, each the Selling Stockholder’s and any of the Underwriters’ respective businesses and/or assets.

     18. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The remainder of this page intentionally left blank; signature page follows.]

          If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters, severally.

Very truly yours, SFBC International, Inc.
By:
	Name:	[ ]
	Title:	[ ]

THE SELLING STOCKHOLDERS NAMED IN SCHEDULE A ATTACHED HERETO
By:
Attorney-in-Fact: [ ]

Accepted and agreed to as of the
date first above written, on
behalf of itself and the
other several Underwriters
named in Schedule B

UBS SECURITIES LLC
JEFFERIES & COMPANY, INC.

[As Representatives of the Several Underwriters]

By: UBS SECURITIES LLC

By:

Title:

By:

Title:

SCHEDULE B

		Number of
Underwriter		Firm Shares
UBS SECURITIES LLC
JEFFERIES & COMPANY, INC.
[ ]
[ ]	Total	3,500,000

1

Exhibit A

SFBC International, Inc.

Common Stock

($0.001 Par Value)

[Date]

UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

          This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by SFBC International, Inc., a Delaware Corporation (the “Company”), the Selling Stockholders named in the Underwriting Agreement and you, as Representatives of the several Underwriters named therein, with respect to the public offering (the “Offering”) of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”).

          In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period (the “Lock-Up Period”) beginning on the date hereof and ending on the date that is 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, or any securities substantially similar to the Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or any such securities, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement, including, to the extent that the undersigned is a selling stockholder in the Offering, the exercise of such number of options as is necessary for the undersigned to acquire the number of shares of Common Stock to be sold by the undersigned to the Underwriters in the Offering, as set forth in Schedule A to the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirm that he, she or it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof, or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of

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this Lock-Up Letter Agreement and confirms that it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendant, father, mother, brother or sister of the undersigned.

          In addition, if (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues a earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this letter shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, this paragraph will not apply if (i) the safe harbor provided by Rule 139 under the Act is available in the manner contemplated by Rule 2711(f)(4) of the NASD; and (ii) within the 3 business days preceding the 15th calendar day before the last day of the Lock-Up Period, the Company delivers (in accordance with Section 12) to UBS a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are “actively traded securities,” within the meaning of Rule 2711(f)(4) of the NASD.

          In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of any registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or registration of any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

*       *       *

A-2

          If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

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